UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

☒	Definitive Additional Materials

RAYONT INC

(Name of Registrant as Specified In Its Charter)

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RAYONT INC

228 Hamilton Avenue, 3rd Floor

Palo Alto, California 94301

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

AND

FORM 10-KT FOR THE YEAR 2021

To Our Stockholders:

An Information Statement is being made available by the Board of Directors of Rayont Inc, a Nevada corporation (the “Company”), to holders of record of the Company’s common stock at the close of business on April 29, 2022 (the “Record Date”). The purpose of this Information Statement is to inform the Company stockholders of the following actions taken by written consent of the holders of a majority of the Company’s voting stock, dated April 29, 2022:

1.	To elect five (5) director to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.	To approve the Company’s 2022 Equity Plan (the “2022 Equity Plan”)

The foregoing actions were approved on April 29, 2022 by our Board of Directors. In addition, on April 29, 2022 the holders of approximately 61% of the Company’s outstanding voting securities, as of the Record Date approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

Important Notice Regarding the Availability of Information Statement Materials and the Form 10-KT

Pursuant to Securities and Exchange Commission Rule §240.14C-2, you are receiving this notice that the Information Statement and Annual report on Form 10-K are available on the Internet. This communication provides only a brief overview of the more complete Information Statement Materials. We encourage you to access and review all of the important information contained in the Information Statement Materials.

Follow the instructions below to view the materials or request printed or email copies.

Our Information Statement and Annual Report on Form 10-KT for the fiscal year ended June 30, 2021, are available at https://rayont.com/

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods on or before May 25, 2022 to facilitate timely delivery.

-	E-mail to hello@rayont.com
-	Mail at Rayont Inc., 228 Hamilton Avenue, 3rd floor, Palo Alto, CA 94301.
-	Telephone call to (855) 801-9792.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Marshini Moodley
Marshini Moodley, Chief Executive Officer
Dated: May 13, 2022